UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

CERIDIAN CORPORATION
(Name of Registrant as Specified In Its Charter)

CERIDIAN CORPORATION
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ceridian Comments on Pershing Square Proxy Materials

MINNEAPOLIS, MN — July 26, 2007 — Ceridian Corporation (NYSE: CEN) today issued the following statement with respect to the preliminary proxy materials filed by Pershing Square Capital Management, L.P. on July 24, 2007:

“Following a thorough and publicly announced exploration of strategic alternatives, the Ceridian Board determined that a sale of the company for $36 per share was in the best interests of all Ceridian stockholders and provided the greatest and most certain value of the available alternatives.  On June 13, 2007, and again last week, we made clear to Pershing Square and our other stockholders that we will consider any superior economic proposal that Pershing Square or any other party may wish to make.

Pershing Square has failed to date to present any economic proposal for the Company and its stockholders.  While we regret that Pershing Square has resorted to personal attacks, we continue to be focused on the operations of our Company and on providing stockholders the opportunity to vote on both the pending merger and the Board of Directors.  These are very important matters and we urge stockholders to consider the issues and economic choice closely.  The Board recommends that Ceridian stockholders approve the pending merger and receive $36 per share in cash and vote for the Company’s slate of directors who will work to close the transaction as quickly as the agreement permits.”

About Ceridian

Ceridian Corporation (www.ceridian.com) is a business services company that helps its customers maximize the power of their people, lower their costs and focus on what they do best. The Company serves businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and Employee Assistance Program (EAP) and work-life solutions. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with its 2007 Annual Meeting, Ceridian has filed a preliminary proxy statement and will be filing a definitive proxy statement, White Proxy Card and other materials with the SEC. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CERIDIAN AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING.  Investors may contact MacKenzie Partners, Inc., Ceridian’s proxy advisor, for the 2007 Annual Meeting, at 800-322-2885 or by email at ceridianproxy@mackenziepartners.com.  Investors may also obtain a free copy of the proxy statement and other relevant documents when as become available as well as other materials filed with the SEC concerning Ceridian at the SEC’s website at http://www.sec.gov. Free copies of Ceridian’s SEC filings are also available on Ceridian’s website at http://www.ceridian.com.  These materials and other documents may also be obtained for free from: Ceridian Corporation, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Investor Relations.

PARTICIPANTS IN THE SOLICITATION

Ceridian and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ceridian’s stockholders with respect to the matters to be considered at Ceridian’s 2007 Annual Meeting.  Information regarding the officers and directors of Ceridian is included in its Annual Report on Form 10-K/A for the year ended December 31, 2006 filed with the SEC on April 30, 2007 and on Ceridian’s website at http://www.ceridian.com.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, is set forth in the preliminary proxy statement and will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with Ceridian’s 2007 Annual Meeting.

CONTACTS:

Pete Stoddart, Director of Public Relations
952-853-4278

Craig Manson, Vice President of Investor Relations
952-853-6022

Eric Brielmann/Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

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